Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

Al A. Gonsoulin, Chairman and Chief Executive Officer of PHI, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.

the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2019

	By:	/s/ Al A. Gonsoulin
Al A. Gonsoulin
Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.